                                                                    EXHIBIT 7.1

                       AMM HOLDINGS, INC. AND SUBSIDIARY

                      CONSOLIDATED PRO FORMA BALANCE SHEET

                          (IN THOUSANDS AND UNAUDITED)

                                                                                                     OCTOBER 2,
                                                                                                        1999
                                                                                                --------------------
                                                     ASSETS

                  CURRENT ASSETS:
                    Cash and cash equivalents.................................................  $         4,085
                    Accounts receivable, net of reserves for doubtful accounts of
                       $2,749.................................................................           76,767
                    Inventories, net..........................................................           34,742
                    Deposits on tooling.......................................................           19,369
                    Property, plant and equipment held for sale...............................            2,157
                    Other current assets......................................................            2,996
                                                                                                        -------
                            Total current assets..............................................          140,116
                                                                                                        -------
                  PROPERTY, PLANT AND EQUIPMENT:
                    Land......................................................................            3,235
                    Buildings.................................................................           35,801
                    Machinery and equipment...................................................          119,379
                    Less: accumulated depreciation............................................          (32,038)
                                                                                                        -------
                       Property, plant and equipment, net.....................................          126,377
                                                                                                        -------
                  GOODWILL, NET...............................................................           42,876
                                                                                                        -------
                  INTANGIBLE AND OTHER ASSETS, NET............................................           17,327
                                                                                                        -------
                            Total assets......................................................  $       326,696
                                                                                                        -------
                                                                                                        -------

                                            LIABILITIES AND DEFICIT

                  CURRENT LIABILITIES:
                    Current portion of long-term obligations..................................  $         3,076
                    Short-term borrowings.....................................................            2,535
                    Accounts payable..........................................................           46,960
                    Accrued liabilities.......................................................           28,201
                    Deferred tooling revenue..................................................           15,498
                                                                                                        -------
                            Total current liabilities.........................................           96,270
                                                                                                        -------
                  LONG-TERM OBLIGATIONS, NET OF CURRENT PORTION...............................          293,941
                                                                                                        -------
                  DEFERRED INCOME TAXES.......................................................            5,288
                                                                                                        -------
                  OTHER NON-CURRENT LIABILITIES...............................................            7,700
                                                                                                        -------
                  COMMITMENTS AND CONTINGENCIES...............................................               --
                                                                                                        -------
                  DEFICIT:
                    Common stock ($.01 par value, 3 shares authorized, 1 share issued and
                       outstanding)...........................................................               --
                    Additional paid in capital................................................              387
                    Accumulated deficit.......................................................          (75,464)
                    Accumulated other comprehensive income....................................           (1,426)
                                                                                                        -------
                            Total deficit.....................................................          (76,503)
                                                                                                        -------
                            Total liabilities and deficit.....................................  $       326,696
                                                                                                        -------
                                                                                                        -------

                   The accompanying notes are an integral part
                 of this consolidated pro forma balance sheet.

                       AMM HOLDINGS, INC. AND SUBSIDIARY

                 CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS

                          (IN THOUSANDS AND UNAUDITED)

                                                                                                    THIRTY-NINE
                                                                                     YEAR-END       WEEKS ENDED
                                                                                   DECEMBER 31,      OCTOBER 2,
                                                                                       1998             1999
                                                                                   ----------       -----------
          NET SALES.............................................................   $  357,087       $   285,179
          COST OF SALES.........................................................      310,593           247,915
                                                                                   ----------       -----------
            Gross profit........................................................       46,494            37,264
          SELLING, GENERAL AND ADMINISTRATIVE
               EXPENSES.........................................................       30,314            24,916
          MANAGEMENT AND CONSULTING FEE TO
               RELATED PARTIES..................................................          101               150
                                                                                   ----------       -----------
            Operating income....................................................       16,079            12,198
          INTEREST EXPENSE, NET.................................................       29,147            24,504
          OTHER (INCOME) EXPENSE................................................          (90)           (1,343)
                                                                                   ----------       -----------
          LOSS BEFORE TAXES AND EXTRAORDINARY ITEM..............................      (12,978)          (10,963)
          PROVISION FOR INCOME TAXES ...........................................       (1,975)             (437)
                                                                                   ----------       -----------
          LOSS BEFORE EXTRAORDINARY ITEM........................................   $  (11,003)      $   (10,526)
                                                                                   ----------       -----------
                                                                                   ----------       -----------


                   The accompanying notes are an integral part
             of these consolidated pro forma financial statements.

                      AMM HOLDINGS, INC. AND SUBSIDIARY

              NOTES TO CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION

The consolidated pro forma financial statements of the Company give effect to the sale of the Company's interest in Moll Industries Germany, GmbH ("Germany"), which was effective December 31, 1999. In addition, the consolidated pro forma financial statements give effect to the previously reported 1998 transactions, including the merger with Anchor Advanced Products, Inc., the acquisition of Gemini Plastic Services, Inc., the distribution of its interest in Reliance Products L.P, and the offering of $130,000 of 10.5% Senior Subordinated Bonds and $65,000 of 13 1/2% Senior Discount Notes.

2.       PRO FORMA ADJUSTMENTS

The pro forma adjustments include the elimination of the 1998 and 1999 activity and balances of Germany from the Company's consolidated financial statements. Germany operated on a stand-alone basis with limited activity with other divisions of the Company. The Company did not assume any reductions in corporate expenses due to the sale of this division. Summarized results of Germany are:


                                                                                               Thirty-nine
                                                                              Year-end         Weeks ended
                                                                            December 31,       October 2,
                                                                                1998              1999
                                                                            -------------      -----------
Net Sales                                                                   $      28,995      $    13,947
Operating Loss                                                                     (1,275)          (4,406)
Net Loss                                                                           (2,151)          (4,968)


The consolidated pro forma balance sheet reflects the loss and future obligations the Company expects to incur in connection with the sale. The future obligations are not dependent upon future operations, but are dependent upon the balances of certain accounts as of December 31, 1999. An examination of those accounts is in process.

Summarized balance sheet information of Germany as of October 2, 1999 is:

                                                                                               October 2,
                                                                                                  1999
                                                                                               -----------
Net Working Capital                                                                            $    (1,796)
Fixed Assets, net                                                                                    4,004
Total Assets                                                                                        10,405
Total Liabilities                                                                                    8,429
Equity                                                                                               1,976